Registration No. 333-05097

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2
TO FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

OLIN CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	1-1070	13-1872319
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

190 Carondelet Plaza, Suite 1530 Clayton, Missouri (Address of principal executive offices)	63105 (Zip Code)

1996 STOCK OPTION PLAN FOR KEY EMPLOYEES
OF OLIN CORPORATION AND SUBSIDIARIES
(Full title of the plan)

G. H. Pain
Senior Vice President, General Counsel and Secretary
Olin Corporation
190 Carondelet Plaza, Suite 1530
Clayton, Missouri 63105
(Name and address of agent for service)

314-480-1400
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer __X___       Accelerated filer _____
Non-accelerated filer ______                        Smaller reporting company _______

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 2 relates to:

(i)the Registration Statement on Form S-8 (Commission File No. 333-05097) filed with the Securities and Exchange Commission on June 3, 1996, pertaining to the registration of 1,500,000 shares of common stock, issuable under the 1996 Stock Option Plan for Key Employees of Olin Corporation and Subsidiaries (the “Plan”); and

(ii)Amendment No. 1 to the Registration Statement on Form S-8 (Commission File No. 333-31098) filed with the Securities and Exchange Commission on February 25, 2000, pertaining to the registration of 2,108,501 additional shares of common stock issuable under the Plan pursuant to adjustments made in accordance with the anti-dilution provisions of the Plan in connection with the spin-off of two subsidiaries and a stock split.

The Registrant is filing this Post-Effective Amendment No. 2 to deregister all shares of common stock that have not been sold or otherwise issued under the Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Clayton, State of Missouri, on April 29, 2015.

OLIN CORPORATION
By:	/s/ George H. Pain
	Name:	George H. Pain
	Title:	Senior Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

/s/ JOSEPH D. RUPP Joseph D. Rupp Chairman, Chief Executive Officer and Director (Principal Executive Officer)	/s/ RANDALL W. LARRIMORE Randall W. Larrimore Director
/s/ TODD A. SLATER Todd A. Slater Vice President and Chief Financial Officer (Principal Financial Officer)	/s/ JOHN M. B. O’CONNOR John M. B. O’Connor Director
/s/ RANDEE N. SUMNER Randee N. Sumner Vice President and Controller (Principal Accounting Officer)	/s/ RICHARD M. ROMPALA Richard M. Rompala Director
/s/ GRAY G. BENOIST Gray G. Benoist Director	/s/ PHILIP J. SCHULZ Philip J. Schulz Director
/s/ DONALD W. BOGUS Donald W. Bogus Director	/s/ VINCENT J. SMITH Vincent J. Smith Director
/s/ C. ROBERT BUNCH C. Robert Bunch Director